SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2003

MAYOR’S JEWELERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-9647	59-2290953

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

14051 Northwest 14th Street
Sunrise, Florida 33323
(Address of principal executive offices)

954-846-8000
(Registrant’s telephone number, including area code)

Item 8. Change in Fiscal Year.

     On August 20, 2002, the Registrant, Mayor’s Jewelers, Inc., a Delaware corporation (“Mayor’s”) and Henry Birks & Sons Inc. (“Birks”), closed a transaction in which Birks acquired ownership of approximately 72% of Mayor’s (based upon conversion of its Preferred Convertible Stock), with warrants to acquire an additional 10% in Mayor’s.

     In connection with the transaction, Mayor’s will change its fiscal year-end from the Saturday closest to January 31 to the Saturday closest to March 31. The determination to change the fiscal year was approved by Mayor’s Board of Directors, effective on January 15, 2003. Mayor’s will file its transitional report for the Transition Period on Form 10-Q.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC.

By: /s/ Marc Weinstein

Name: Marc Weinstein Title: Senior Vice President and Chief Administrative Officer
Dated: January 29, 2003

3